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TMNG GLOBAL REPORTS 2009 THIRD QUARTER RESULTS

Overland Park, KS – November 12, 2009 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2009 third quarter ended October 3, 2009.

Revenues in the third quarter of 2009 were $16.8 million, flat with the 2009 second quarter and down from $17.5 million in the third quarter of 2008 due primarily to unfavorable exchange rate impact. On a constant currency basis revenues increased slightly from the year-ago quarter. Stable sequential revenue comparisons reflect the Company’s execution on its strategy of focusing on larger, long-term engagements. During the quarter, TMNG’s gross margin was 40.8%, compared with 43.5% in the third quarter of 2008 and 43.6% in the second quarter of 2009.

TMNG Global reported a net loss of ($0.5) million on a GAAP basis, or ($0.02) per diluted share for the third quarter of 2009, compared to a prior-year net loss of ($1.2) million, or ($0.03) per diluted share. The 2008 third quarter included a non-cash intangible asset impairment charge of $1.1 million. After adjusting for the after tax impact of non-cash charges, including the impairment charge, net realized gains on auction rate securities, depreciation, amortization and share-based compensation, non-GAAP adjusted net income was $0.5 million, or $0.01 per diluted share, during the third quarter of 2009. The comparable non-GAAP adjusted net income for the third quarter of fiscal 2008 was $1.1 million, or $0.03 per diluted share.

“TMNG’s performance in the third quarter was consistent with our expectations and a direct result of our strategy of deepening our relationships with top revenue generating clients while keeping a tight reign on expenses. By executing on these initiatives, we maintained a stable revenue level on a sequential basis, held margins within our target range, and have generated slightly positive cash flows from operations year-to-date,” said Richard Nespola, TMNG Global Chairman and CEO. “While our fourth quarter is subject to seasonal unpredictability, we are focused on positioning the company to benefit from positive business indicators heading into 2010. The most notable of those leading indicators is the increasing demand for bandwidth, especially via mobile applications, which is driving investment and consolidation across the communications, media and entertainment industries we serve. As economic conditions improve and growth opportunities emerge, TMNG stands ready strategically and operationally to capitalize.”

Financial Results for the Thirty-Nine Weeks Ended October 3, 2009

For the thirty-nine weeks ended October 3, 2009, revenues were $47.8 million, compared with $59.6 million in the comparable year-ago period. TMNG Global’s gross margin was 41.1% during the thirty-nine weeks ended October 3, 2009, compared with 45.7% in the comparable year-ago period.

Net loss for the thirty-nine weeks ended October 3, 2009 was ($3.1) million or ($0.09) per diluted share, compared with a net loss of ($9.8) million or ($0.28) per diluted share in the comparable year-ago period. GAAP results included $10.2 million in goodwill and intangible asset impairment charges in 2008. The non-GAAP adjusted net loss, excluding the after tax impact of non-cash expenses, including the impairment charges, net realized gains on auction rate securities, depreciation and amortization expense, and share-based compensation, was approximately ($0.1) million, or ($0.00) per diluted share, for the thirty-nine weeks ended October 3, 2009. The comparable non-GAAP adjusted net income for the thirty-nine weeks ended September 27, 2008 was approximately $5.5 million, or $0.15 per diluted share.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature. Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis. TMNG Global’s non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2009 third quarter results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 435136, through November 19, 2009.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, and Cartesian, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D. C.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions (including the worsening of conditions in the credit markets and in general economic conditions), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008

Revenues	$ 16,812	$ 17,528	$ 47,834	$ 59,645

Cost of services (includes net non-cash share-based compensation expense of $53 and $65 for the thirteen weeks ended October 3,
2009 and September 27, 2008, respectively and $221 and $447 for the thirty-nine weeks ended October 3, 2009 and September 27,
2008, respectively)	9,947	9,899	28,155	32,385

Gross Profit	6,865	7,629	19,679	27,260

Operating Expenses:

Selling, general and administrative (includes net non-cash share-
based compensation expense of $120 and $133 for the thirteen weeks ended October 3, 2009 and September 27, 2008,
respectively and $503 and $977 for the thirty-nine weeks ended
October 3, 2009 and September 27, 2008, respectively)	6,736	6,911	21,498	23,873
Goodwill and intangible asset impairment		1,086		10,165
Intangible asset amortization	506	885	1,471	3,379
Total operating expenses	7,242	8,882	22,969	37,417
Loss from operations	(377)	(1,253)	(3,290)	(10,157)
Other income (expense):
Interest income	50	233	188	750
Interest expense	(17)		(42)
Other income	45	24	151	24
Total other income	78	257	297	774
Loss before income tax provision	(299)	(996)	(2,993)	(9,383)
Income tax provision	(228)	(202)	(68)	(444)
Net loss	$ (527)	$ (1,198)	$ (3,061)	$ (9,827)

Net loss per common share:
Basic and diluted	$ (0.02)	$ (0.03)	$ (0.09)	$ (0.28)

Weighted average shares used in calculation of net loss per basic
and diluted common share	35,074	34,706	34,872	35,700

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	October 3,	January 3,
	2009	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,293	$5,956
Short-term investments	7,392
Receivables:
Accounts receivable	10,540	8,247
Accounts receivable — unbilled	4,603	4,540
	15,143	12,787
Less: Allowance for doubtful accounts	(356)	(379)
Net receivables	14,787	12,408
Prepaid and other current assets	1,190	1,653
Total current assets	30,662	20,017

NONCURRENT ASSETS:
Property and equipment, net	2,042	1,801
Goodwill	7,702	6,240
Identifiable intangible assets, net	3,145	4,842
Noncurrent investments	6,854	13,404
Other noncurrent assets	379	410
Total Assets	$50,784	$46,714

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,493	$1,138
Current borrowings	4,850
Accrued payroll, bonuses and related expenses	4,604	4,053
Other accrued liabilities	2,297	3,010
Deferred revenue	1,083	476
Accrued contingent consideration	161	161
Unfavorable and other contractual obligations	694	697
Total current liabilities	15,182	9,535

NONCURRENT LIABILITIES:
Unfavorable and other contractual obligations	686	1,062
Noncurrent borrowings		1,485
Other noncurrent liabilities	1,130	1,006
Total noncurrent liabilities	1,816	3,553

Total stockholders’ equity	33,786	33,626
Total Liabilities and Stockholders’ Equity	$50,784	$46,714

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 3,	September 27,	October 3,	September 27,
	2009	2008	2009	2008

Reconciliation of GAAP net loss to non-GAAP adjusted net income (loss):
GAAP net loss	$(527)	$(1,198)	$(3,061)	$(9,827)

Realized gain on auction rate securities	(17)		(122)
Goodwill and intangible asset impairment		1,086		10,165
Depreciation and amortization	873	1,233	2,529	4,419
Non-cash share based compensation expense	173	198	724	1,424
Tax effect of applicable non-GAAP adjustments	20	(206)	(200)	(717)
Adjustments to GAAP net loss	1,049	2,311	2,931	15,291

Non-GAAP adjusted net income (loss)	$522	$1,113	$(130)	$5,464

Reconciliation of GAAP net loss per diluted common share to non-
GAAP adjusted net income (loss) per diluted common share:
GAAP net loss per diluted common share	$(0.02)	$(0.03)	$(0.09)	$(0.28)

Realized gain on auction rate securities	(0.00)		(0.00)
Goodwill and intangible asset impairment		0.03		0.29
Depreciation and amortization	0.02	0.03	0.07	0.12
Non-cash share based compensation expense	0.01	0.01	0.02	0.04
Tax effect of applicable non-GAAP adjustments	0.00	(0.01)	(0.00)	(0.02)
Adjustments to GAAP net loss per diluted common share	0.03	0.06	0.09	0.43

Non-GAAP adjusted net income (loss) per diluted common share	$0.01	$0.03	$(0.00)	$0.15

Weighted average shares used in calculation of diluted net
income (loss) per common share	35,074	34,706	34,872	35,700

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